Exhibit 10.76

prepared for:	Douglas W. Stotlar
80582 - CTS

The Compensation Committee of the Board of Directors of CNF Inc. has awarded you, as Optionee, the following stock options to purchase shares of CNF common stock:

Award effective date:	December 17, 2004
Non-qualified stock options:	40,000 shares
Grant price per share:	$49.11
Vesting:	One-third per year for three years, with the first one-third vested on January 1, 2006
Fully vested:	January 1, 2008
Expiration date:	December 17, 2014

These options are subject to the provisions of the CNF Inc. 1997 Equity and Incentive Plan as amended, and the attached Terms and Conditions which are part of this Stock Option Agreement. These documents and any documents that may be issued in the future constitute a Prospectus under the Securities Act of 1933, as amended, covering the securities issuable to you upon exercise of your options. If you would like to receive a copy of the plan document, please call the Manager of Executive Compensation at 650-813-5355.

You will receive a copy of the Company’s Annual Report to Shareholders. If you would like another copy of the report, please call the Manager of Executive Compensation. The report will be sent to you at no charge promptly upon request.

I accept the stock options described above and the attached Terms and Conditions of the Stock Option Agreement. I also accept the provisions of the CNF Inc. 1997 Equity and Incentive Plan as amended.

Signature	/s/ Douglas W. Stotlar	Date	December 21, 2004

If you have questions regarding your options, or you wish to take action with respect to your options, please call Eberhard G. H. Schmoller, Senior Vice President, General Counsel and Secretary at 650-813-5326 or Gary S. Cullen, Deputy General Counsel at 650-813-5371.

For your convenience a return envelope is included with this packet.

Governing options awarded on December 17, 2004

This document constitutes part of a prospectus of CNF Inc. covering securities that have been registered under the Securities Act of 1933.

Except as otherwise stated in the Stock Option Agreement (the ‘Agreement’) to which these Terms and Conditions are attached and form a part, and subject to the terms and conditions of the CNF Inc. 1997 Equity and Incentive Plan (the ‘Plan’), which Plan is incorporated herein by reference, the following apply to the Option (as defined below). (Capitalized terms used herein without definition shall have the meanings given to such terms in the Plan).

1.	The Company grants to Optionee (the person designated in the Agreement as the grantee thereof) the right and option to purchase (the ‘Option’), on the terms and conditions of the Agreement and as hereinafter set forth, shares of the presently authorized but unissued Common Stock ($0.625 par value) of the Company (hereinafter called the ‘Stock’), or shares of authorized and issued Stock reacquired by the Company and held in its treasury. The purchase price of the Stock subject to the Option shall be as set forth in the Agreement but shall not be less than the Fair Market Value of a share of Common Stock on the grant date (award effective date) of the Option.

2.	In consideration of the Option, Optionee agrees to remain as an active full-time employee of the Company or of a Subsidiary or Affiliate at all times during the period beginning with the date on which the Option was granted and ending on January 1, 2008 or at the time of Retirement. whichever occurs first, and, except to the extent that the Option has theretofore vested pursuant to Paragraph 3 below, if such employment is terminated within said period the Option shall become null and void.

As used herein:

Retirement means retirement under the Company’s established retirement plan as in effect on the date of Optionee’s termination of employment on or after age 65 (Normal Retirement Date) or after attaining age 55 with combined age in whole or partial years (rounded to the nearest whole month) plus years of service equal to at least 85 (the Rule of 85). As of the date hereof, the Company’s retirement plan provides that an employee who at the time of his termination of employment is eligible to receive benefits under a qualified defined benefit plan of the Company or a Subsidiary or an Affiliate shall be deemed to have retired only if such employee elects within sixty (60) days from his last day of employment to commence receiving monthly benefits under such plan. The Company may, in its sole discretion, revise such plan at any time or from time to time.

3.	Except as otherwise provided in Paragraph 4, the period for exercising the Option (the ‘Option Period’) shall be the period, which will commence upon the vesting of the Option (as specified below) and will end on the tenth anniversary of the date on which the Option was granted (referred to herein as the ‘Terminal Date’ of the Option).

The Option will vest in three (3) equal installments on the first, second, and third anniversaries of the first day of January following the date on which the Option was granted. If the Option consists of incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”), the ISOs and NQSOs will vest on a pro rata basis on such anniversaries.

In addition, any unvested portion of the Option will vest in its entirety upon the occurrence of any of the following:

(a)	Optionee’s death;

(b)	Optionee ceases to be an active full-time employee as a result of a Disability; or

(c)	A ‘Change in Control’.

As used herein:

Disability means a substantial mental or physical disability, as determined by the Committee in its sole discretion; and

4.	In the following circumstances, the Option Period specified in Paragraph 3 shall not apply, and the Option shall be exercisable as set forth below:

(a)	If Optionee ceases to be an active full-time employee of the Company or of a Subsidiary or an Affiliate during the Option Period (other than (i) for Cause (as defined below), (ii) on account of Retirement, (iii) following a Change in Control applicable to Optionee or (iv) as a result of Optionee’s death or Disability), the Option shall thereafter be exercisable only to the extent vested at the time Optionee ceases to be so employed and only prior to the end of the 3-month period commencing with such cessation of employment or prior to the Terminal Date of the Option, whichever shall first occur.

If Optionee is absent from work with the Company or an affiliate because of his Disability or if he is on leave of absence for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of any such absence, by virtue of such absence alone, to have terminated his employment with the Company or a Subsidiary or an Affiliate, except as the Committee may otherwise expressly provide.

(b)	If the employment of Optionee is terminated for Cause, the Option (including any portion of the Option that may have vested) shall terminate on the date of such termination of employment and shall thereupon not be exercisable to any extent whatsoever. As used herein, ‘Cause’ means (i) the failure or refusal by Optionee to perform, or neglect in the performance of, his duties, functions or responsibilities, or (ii) Optionee’s commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, or such other acts or omissions of Optionee, as the Committee, in the exercise of its sole discretion, considers to constitute Cause.

(c)	If the Optionee ceases to be an active full-time employee on account of Retirement, vesting shall continue under Paragraph 3 and the Option shall be exercisable until one year after the final installment has vested, or on or prior to the Terminal Date of the Option, whichever shall first occur.

(d)	If Optionee ceases to be an active full-time employee of the Company, a Subsidiary or an Affiliate following a Change in Control applicable to Optionee, the Option may be exercised by Optionee within the 3-year period beginning on the date of the Change in Control, or on or prior to the Terminal Date of the Option, whichever shall first occur.

(e)	If Optionee ceases to be an active full-time employee of the Company, a Subsidiary or an Affiliate as a result of Optionee’s Disability, the Option may be exercised by Optionee within the 3-year period beginning on the date Optionee ceases to be so employed, or on or prior to the Terminal Date of the Option, whichever shall first occur.

(f)	If Optionee should die (i) while in the employ of the Company or of a Subsidiary or Affiliate, or (ii) within the 3-month period commencing with his termination of employment with the Company or one of its Subsidiaries or Affiliates (other than for Cause or as a result of Optionee’s death or Disability), or (iii) within the 3-year period commencing his cessation of active full-time employment with the Company or one of its Subsidiaries or Affiliates as a result of his Disability, or (iv) within the 1-year period commencing from the final option vest date in the case of Retirement, the Option may be exercised by Optionee’s executor or administrator, or by the person or persons to whom Optionee’s rights under the Option shall pass by will or by the applicable laws of descent and distribution, within one year from date of death of Optionee, or the Terminal Date of the Option, whichever shall first occur.

5.	Optionee may exercise the Option, to the extent vested and with respect to all or part of the shares of Stock then subject to such exercise, by giving the Company written notice of such exercise, specifying the number of shares as to which the Option is so exercised and tendering either (i) cash or a certified check, bank draft or postal or express money order payable to the order of the Company for an amount in lawful money of the United States equal to the Grant price of such shares, or (ii) properly endorsed or transferable shares of Stock with a value equal to the Grant price of such shares, or (iii) a combination of (i) and (ii) above having an aggregate value equal to the Grant price of such shares. In addition, Optionee may effect a ‘cashless’ exercise of the Option by immediately selling a part of the Option shares and using the proceeds therefrom to pay the Grant price of all of the Option Shares. For a cashless exercise, Optionee shall be responsible for all brokerage commissions, transaction fees and other charges of the

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executing broker. No partial exercise of the Option may be for less than 100 shares unless fewer than 100 shares are outstanding under the Option, in which case the Option may be exercised as to the total of such shares. In no event shall the Company be required to issue fractional shares.

As soon as practicable after receipt of such notice, the Company shall, without transfer or issue tax and (except for withholding tax arrangements contemplated by paragraph 14 hereof) without other incidental expense to Optionee, deliver to Optionee at the office of the Company, 3240 Hillview Avenue, Palo Alto, California 94304, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable requirements under the Federal securities acts, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. If Optionee fails to pay for or accept delivery of all or any part of the number of shares specified in the notice of exercise, his right to purchase such undelivered shares may be terminated by the Company at its election.

6.	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionee hereunder, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or both of (i) the number and kind of shares of Stock or cash issued or issuable in respect of the Option or (ii) the exercise price or Grant price of the Option.

7.	The Option shall, during Optionee’s lifetime, be exercisable only by him or her, and neither the Option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (‘QDRO’); provided, however, the Committee may, in its discretion, (i) pursuant to rules adopted by the Committee, permit transfer(s) of all or part of the Option in connection with Optionee’s estate planning, and (ii) permit transfers upon divorce or marital dissolution other than pursuant to a QDRO. In the event of an attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the Option by notice to Optionee and the Option shall thereupon become null and void.

8.	The Committee may under such terms and conditions as it deems appropriate at any time subsequent to the grant of the Option authorize the surrender by Optionee of up to 50% of the unexercised Option and authorize a payment in consideration therefore at a cash amount equal to the difference obtained by subtracting the Grant price from the Fair Market Value of the Stock on the date of such surrender; provided, that the Committee determines that such settlement is consistent with the purposes of the Plan. The Committee may also provide that the cash payment shall not exceed a specified percentage of the aggregate exercise price of the Stock subject to the Option. If Optionee is so authorized to surrender a percentage of the unexercised Option he may do so only upon exercise of an identical percentage of the unexercised Option. The Committee shall have the sole authority and discretion to consent to or disapprove of the election of Optionee to receive cash in partial settlement of the Option.

9.	Neither Optionee nor any person entitled to exercise Optionee’s Option in the event of his or her death shall have any of the rights of a shareholder with respect to the shares of stock subject to the Option except to the extent that such person has properly exercised the Option.

10.	Optionee agrees to promptly notify the Company of the sale of any ISOs that were initially exercised and held in order for the Company to be able to comply with applicable federal and state tax withholding laws.

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11.	Any notice required to be given by Optionee under the terms of the Option shall be addressed to the Company in care of its General Counsel at 3240 Hillview Avenue, Palo Alto, California 94304, and any notice to be given to Optionee shall be addressed to him or her at his or her last known address as shown on the Company’s records or such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

12.	All decisions of the Committee upon any question arising under the Plan or any Stock Option Agreement shall be conclusive.

13.	Nothing herein contained shall affect Optionee’s right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance, or other employment welfare plan or program of the Company.

14.	Nothing in the Stock Option Agreement (including these Terms and Conditions) or any other agreement entered into pursuant hereto (i) shall confer upon Optionee the right to continue in the employ of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth herein or in any such other agreement or (ii) interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate Optionee’s employment.

15.	Optionee agrees, in connection with the Option, to make appropriate arrangements with the Company or his employer for satisfaction of any applicable federal, state or local income tax withholding requirements or social security requirements.

16.	The Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of any successor or successors of the Company.

17.	The interpretation, performance, and enforcement of the Stock Option Agreement and these Terms and Conditions shall be governed by the laws of the State of Delaware.

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